Exhibit 99.1

               Edgewater Revises 2007 Earnings Metrics

           Adjusted Upward for Deferred Tax Asset Adjustment

    WAKEFIELD, Mass.--(BUSINESS WIRE)--Nov. 14, 2007--A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (NASDAQ: EDGW, www.edgewater.com, "Edgewater" or the "Company"), today announced that it is revising the Company's previously announced financial results, for its third quarter ended September 30, 2007.

    The Company's third quarter results, announced by press release on October 24, 2007, included income tax expense related to a valuation allowance on certain deferred tax benefits, which were recognized in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payment." Subsequent to Edgewater's third quarter 2007 earnings announcement, during the preparation of our Form 10-Q filing, the Company and its independent auditors reevaluated the Company's accounting for these deferred tax assets. As a result, the Company determined that it was more than likely that it would be able to derive future benefit from the deferred assets, which negated the need for the valuation allowance, and the additional income tax expense, that was included in the determination of our previously announced results.

    Accordingly, the Company is revising its previously issued financial results and interim financial statements to reflect a $183 thousand decrease in its reported tax provision for the three- and nine-months ended September 30, 2007. The adjustment, which results in a corresponding increase to net income, improves the Company's earnings per share by $0.01 and $0.02 per diluted share, to $0.08 and $0.23 per diluted share, in the three- and nine-month periods of 2007, respectively.

    Edgewater's Chairman, President and CEO Shirley Singleton noted, "Edgewater is fully committed to ensuring that our investors are presented with timely and accurate financial information, which has been prepared and presented in accordance with generally accepted accounting principles. The adjustment we are making, which is being effected after our third quarter earnings announcement, is an affirmation of how strongly we believe in that commitment. The adjustment had no effect on previously reported revenues or cash flows."

    The accompanying unaudited summary consolidated balance sheet, as of September 30, 2007, and the unaudited consolidated statement of operations for the three- and nine-month periods ended September 30, 2007, reflects the effects of the adjustment described above.

    As of September 30, 2007, the Company, after effecting the adjustment described above, maintains a valuation allowance against the gross value of its deferred tax assets of $6.5 million. During the fourth quarter, in connection with our annual review of the likelihood of the expected future tax benefits to be generated from these assets, we believe that we will recognize additional favorable adjustments to our income tax provision that could have a significant impact upon our fourth quarter and full-year net income and earnings per share.

    About Edgewater Technology, Inc.

    Edgewater is an innovative technology management consulting firm. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

                       EDGEWATER TECHNOLOGY, INC.
             Summary Consolidated Balance Sheet Information
                             (In thousands)
                                               Sept 30,   December 31,
                                                 2007         2006
                                              (Unaudited)  (Audited)
                                              ----------- ------------
ASSETS
Cash and marketable securities                  $  31,835      $33,141
Accounts receivable, net                           14,854       10,883
Deferred taxes, current                             1,760        1,760
Prepaid expenses and other assets, current            476          441
                                              ----------- ------------
   Total current assets                            48,925       46,225
Fixed assets, net                                   4,861        3,391
Deferred taxes, net                                15,346       16,789
Goodwill and intangible assets, net                34,755       29,163
Other assets                                           52           52
                                              ----------- ------------
   Total Assets                                 $ 103,939      $95,620
                                              =========== ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities        $   3,071      $ 3,914
Accrued payroll and related liabilities             4,397        4,242
Deferred revenue and other liabilities                959          252
Capital lease obligations, current                    191          184
                                              ----------- ------------
   Total current liabilities                        8,618        8,592
Capital lease obligations                             691          778
                                              ----------- ------------
   Total liabilities                                9,306        9,370

Stockholders' Equity:                              94,630       86,250
                                              ----------- ------------
   Total Liabilities and Stockholders' Equity   $ 103,939      $95,620
                                              =========== ============

Actual Shares Outstanding                          12,338       11,522
                                              =========== ============

                      EDGEWATER TECHNOLOGY, INC.
                 Consolidated Statement of Operations
               (In thousands, except per share amounts)
                             (Unaudited)

                                  Three Months Ended Nine Months Ended
                                  ------------------ -----------------
                                  Sept 30,  Sept 30, Sept 30, Sept 30,
                                      2007     2006     2007     2006
                                  --------- -------- -------- --------
Revenue:
 Service revenue                    $15,652  $14,367  $47,244  $41,943
 Software                                18      225    1,849      732
 Reimbursable expenses                  682      571    2,109    1,686
                                  --------- -------- -------- --------
     Total revenue                   16,352   15,163   51,202   44,361

Cost of revenue:
 Project and personnel costs (a)      8,724    7,872   26,264   24,377
 Software costs                          10      176    1,559      613
 Reimbursable expenses                  682      571    2,109    1,686
                                  --------- -------- -------- --------
     Total cost of revenue            9,416    8,619   29,932   26,676
                                  --------- -------- -------- --------
     Gross profit                     6,936    6,544   21,270   17,685

 Selling, general and
  administrative (a)                  5,203    4,621   15,991   14,046
 Depreciation and amortization          599      454    1,734    1,260
                                  --------- -------- -------- --------
     Operating income                 1,134    1,469    3,545    2,379

Interest income and other, net          428      304    1,236      885
                                  --------- -------- -------- --------
Income before income taxes            1,562    1,773    4,781    3,264

Provision for income taxes              465      709    1,801    1,305
                                  --------- -------- -------- --------
     Net income                     $ 1,097  $ 1,064  $ 2,980  $ 1,959
                                  ========= ======== ======== ========

BASIC EARNINGS PER SHARE:
 Basic earnings per share           $  0.09  $  0.10  $  0.26  $  0.18
                                  ========= ======== ======== ========
 Weighted Average Shares
Outstanding - Basic                  11,822   11,132   11,614   10,914
                                  ========= ======== ======== ========

DILUTED EARNINGS PER SHARE:
 Diluted earnings per share         $  0.08  $  0.09  $  0.23  $  0.17
                                  ========= ======== ======== ========
 Weighted Average Shares
Outstanding - Diluted                13,134   11,659   13,172   11,868
                                  ========= ======== ======== ========

(a) - Amount of stock-based
 compensation expense included in
 each of the respective expense
 categories reported above:
    Cost of revenue - Project and
     personnel costs
                                    $    95  $    46  $   297  $   207
    Selling, general and
     administrative expenses
                                        266      196      694      747
                                  --------- -------- -------- --------
       Total                        $   361  $   242  $   991  $   954
                                  ========= ======== ======== ========

    This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our deferred tax asset and valuation allowance reserves, and future net income and earnings per share. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could", "expect," "intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "will," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies"; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (12) the failure of the marketplace to embrace CPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2006 Annual Report on Form 10-K filed with the SEC on March 14, 2007. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

    Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

    CONTACT: Edgewater Technology, Inc.
             Kevin R. Rhodes, Chief Financial Officer
             Timothy R. Oakes, Investor Relations
             781-246-3343
             ir@edgewater.com